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                                                                 ARTHUR ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 14, 2000, and to all references to our Firm included in or made a part of this registration statement of Nuveen Municipal Money Market Fund, Inc. (formerly Nuveen Tax-Free Reserves, Inc.).


                                                 /s/ Arthur Andersen LLP
                                              -----------------------------
                                                     ARTHUR ANDERSEN LLP

Chicago, Illinois
June 23, 2000